HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


             HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

        Diluted EPS from continuing operations increases 20% to $0.48



MELVILLE, N.Y. - May 8, 2007 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended March 31, 2007.
         Net sales for the first quarter of 2007 were $1.3 billion, an increase of 14.8% from the first quarter of 2006. This increase includes 12.4% local currency growth (4.2% internally generated and 8.2% from acquisitions net of divestiture) and 2.4% related to foreign currency exchange. (See Exhibit A for details of sales growth.)
         Net income and income from continuing operations for the first quarter of 2007 were $43.5 million or $0.48 per diluted share. First quarter 2007 income and diluted earnings per share from continuing operations were up 22.1% and 20.0%, respectively, compared with the prior-year first quarter. There was no impact of discontinued operations in the current quarter.
         "Once again our quarterly results featured double-digit sales growth in each of our business groups as we continued to gain market share across the board," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Also, operating margin expanded as we continue to leverage a growing top line across our established infrastructure and focus on selling higher-margin products."
         For the first quarter, Dental sales increased 16.7%, including 16.9% growth in local currencies (9.9% internally generated and 7.0% from acquisitions) offset by a 0.2% decline related to foreign currency exchange. Of the 16.9% local currency growth, Dental consumable merchandise sales increased 14.6% (6.2% internal growth and 8.4% acquisition growth) and Dental equipment sales and service revenues were up 25.6% (23.5% internal growth and 2.1% acquisition growth).
         "Strong market-share gains in our Dental Group were led by equipment sales and service growth, which reflects continued strength in basic equipment sales and strong demand for high-tech



                                    - more -
products as dentists strive for greater practice efficiencies and patient satisfaction," commented Mr. Bergman. "The dental markets we serve remain strong, based on our positive experience with customers and manufacturers at two large dental trade shows during the quarter."
         Medical sales increased 11.3% during the first quarter (1.9% decline in internal sales growth offset by 13.2% acquisition growth net of divestiture). The Company estimates that its Medical Group internal sales growth, excluding sales of all pharmaceutical products, represents a market share gain for the quarter.
         "In April we combined our major physician brands under the Henry Schein Medical brand, with the goal of leveraging our unique strengths in field sales, telesales, telemarketing and direct marketing," added Mr. Bergman. "While we are confident in the long-term benefit of this initiative to our customers and to our Company, Medical Group results over the next several quarters will reflect the elimination of duplicate costs and may reflect some sales erosion as well."
         For the quarter, International sales increased 15.1%, including 6.1% growth in local currencies (1.1% internally generated and 5.0% from acquisitions), and 9.0% related to foreign currency exchange. "International sales growth was negatively impacted by the timing of the International Dental Show (IDS) in Germany, the world's largest dental trade show which was held near the end of the first quarter, among other factors," commented Mr. Bergman.
         Technology and Value-Added Services sales increased 24.6% during the first quarter of 2007, including 24.7% growth in local currencies (17.7% internally generated and 7.0% acquisition growth) offset by a 0.1% decline related to foreign currency exchange. "Our Technology and Value-Added Services sales growth for the quarter was fueled by strong growth in electronic services, software and financial services revenues," stated Mr. Bergman.

Stock Repurchase Plan
         Henry Schein announced that it repurchased 639,100 shares of common stock during the first quarter of 2007 at an average price of $48.02 per share. Approximately $140 million remains authorized for future common stock repurchases. The impact of the repurchase of shares under this program on first quarter diluted EPS was immaterial.

2007 EPS Guidance
         Henry Schein affirms 2007 financial guidance, as follows:

     o 2007 diluted EPS is expected to be $2.51 to $2.57. This represents an increase of 23% to 26% compared with 2006 diluted EPS from continuing operations.



                                        2
                                     -more-

     o This 2007 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 20 million doses of influenza vaccine during the year.
     o    We expect mid-teens diluted EPS growth in the second quarter of 2007.
     o 2007 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast
            The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, MicroMd(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs more than 11,000 people and has operations in 19 countries. The Company's net sales reached a record $5.15 billion in 2006. For more information, visit the Henry Schein Web site at www.henryschein.com.




                                        3
                                    - more -

     In accordance with the "Safe Harbor" provisions of the Private
Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.




                                (TABLES TO FOLLOW)

                                        4
                                    - more -

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                      (unaudited)


                                                                 Three Months Ended
                                                            -----------------------------
                                                              March 31,        April 1,
                                                                 2007            2006
                                                            -------------   -------------

Net sales ................................................  $   1,334,143   $   1,161,781
Cost of sales ............................................        941,170         824,179
                                                            -------------   -------------
       Gross profit ......................................        392,973         337,602
Operating expenses:
    Selling, general and administrative ..................        319,074         276,684
                                                            -------------   -------------
       Operating income ..................................         73,899          60,918
Other income (expense):
    Interest income ......................................          4,138           4,556
    Interest expense .....................................         (6,004)         (7,394)
    Other, net ...........................................           (117)            221
                                                            -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................         71,916          58,301
Income taxes .............................................        (25,530)        (21,222)
Minority interest in net income of subsidiaries ..........         (2,915)         (1,560)
Equity in earnings of affiliates .........................             23             108
                                                            -------------   -------------
Income from continuing operations ........................         43,494          35,627

Discontinued operations:
    Loss from operations of discontinued
       components ........................................            --          (32,279)
    Income tax benefit ...................................            --           12,911
                                                            -------------   -------------
    Loss from discontinued operations ....................            --          (19,368)
                                                            -------------   -------------
Net income ...............................................  $      43,494   $      16,259
                                                            =============   =============

Earnings from continuing operations per share:
    Basic ................................................  $        0.49   $        0.41
                                                            =============   =============
    Diluted ..............................................  $        0.48   $        0.40
                                                            =============   =============

Loss from discontinued operations per share:
    Basic ................................................  $         --    $       (0.22)
                                                            =============   =============
    Diluted ..............................................  $         --    $       (0.22)
                                                            =============   =============

Earnings per share:
    Basic ................................................  $        0.49   $        0.19
                                                            =============   =============
    Diluted ..............................................  $        0.48   $        0.18
                                                            =============   =============


Weighted-average common shares outstanding:
    Basic ................................................         87,911          87,310
                                                            =============   =============
    Diluted ..............................................         89,984          89,242
                                                            =============   =============



                                        5
                                    - more -


                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         March 31,        December 30,
                                                                                            2007              2006
                                                                                       -------------     -------------
                                                                                        (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     154,456     $     248,647
    Available-for-sale securities...............................................              47,499            47,999
    Accounts receivable, net of reserves of $40,379 and $40,536 ................             617,427           610,020
    Inventories, net ...........................................................             583,236           584,103
    Deferred income taxes ......................................................              29,992            28,240
    Prepaid expenses and other .................................................             119,169           125,839
                                                                                       -------------     -------------
            Total current assets ...............................................           1,551,779         1,644,848
Property and equipment, net ....................................................             221,234           225,038
Goodwill .......................................................................             787,018           773,801
Other intangibles, net .........................................................             157,874           161,542
Investments and other ..........................................................              97,487            75,917
                                                                                       -------------     -------------
            Total assets .......................................................       $   2,815,392     $   2,881,146
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     343,491     $     414,062
    Bank credit lines ..........................................................               2,359             2,528
    Current maturities of long-term debt .......................................              37,495            41,036
    Accrued expenses:
       Payroll and related .....................................................              96,994           110,401
       Taxes ...................................................................              52,720            59,007
       Other ...................................................................             165,113           183,054
                                                                                       -------------     -------------
            Total current liabilities ..........................................             698,172           810,088
Long-term debt .................................................................             457,318           455,806
Deferred income taxes ...........................................................             67,551            62,334
Other liabilities ..............................................................              61,291            60,209

Minority interest ..............................................................              21,926            21,746
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       88,806,126 outstanding on March 31, 2007 and
       88,499,321 outstanding on December 30, 2006 .............................                 888               885
   Additional paid-in capital ..................................................             629,051           614,551
   Retained earnings ...........................................................             833,376           808,164
   Accumulated other comprehensive income ......................................              45,819            47,363
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,509,134         1,470,963
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   2,815,392     $   2,881,146
                                                                                       =============     =============




                                                        6
                                                    - more -


                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                    (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                         March 31,        April 1,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      43,494   $      16,259
     Adjustments to reconcile net income to net cash
      used in operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --           19,363
           Depreciation and amortization .......................................              17,557          14,352
           Stock-based compensation expense ....................................               4,117           3,857
           Provision for losses on trade and other accounts
                 receivable ....................................................                 231             118
           Deferred income taxes ...............................................              (6,855)          4,978
           Undistributed earnings of affiliates ................................                 (23)           (108)
           Minority interest in net income of subsidiaries .....................               2,915           1,560
           Other ...............................................................                (721)         (1,113)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (3,947)          4,599
                 Inventories ...................................................               3,936         (12,481)
                 Other current assets ..........................................              11,882           3,143
                 Accounts payable and accrued expenses .........................            (106,488)        (92,527)
                                                                                       -------------   -------------
Net cash used in operating activities ..........................................             (33,902)        (38,000)
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................              (8,933)        (11,168)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (27,432)        (72,712)
     Purchases of available-for-sale securities ................................             (17,500)        (84,421)
     Proceeds from sales of available-for-sale securities ......................              18,000         107,031
     Proceeds from maturities of available-for-sale securities .................                 --               80
     Net payments for foreign exchange forward contract settlements ............              (3,921)         (1,161)
     Other .....................................................................              (5,262)            191
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (45,048)        (62,160)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 428             --
     Proceeds from (repayments of) bank borrowings .............................                (255)          1,223
     Principal payments for long-term debt .....................................                (457)         (2,645)
     Proceeds from issuance of stock upon exercise of stock options ............              10,691          17,108
     Payments for repurchases of common stock ..................................             (30,689)            --
     Excess tax benefits related to stock-based compensation ...................               5,853           6,925
     Other .....................................................................                (736)           (186)
                                                                                       -------------   -------------
Net cash provided by (used in) financing activities ............................             (15,165)         22,425
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (94,115)        (77,735)
Effect of exchange rate changes on cash and cash equivalents ...................                 (76)          5,797
Cash and cash equivalents, beginning of period .................................             248,647         210,683
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     154,456   $     138,745
                                                                                       =============   =============


Note: The prior period amounts have been restated to reflect the effects of a reclassification of variable-rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities' retrospective to December 31, 2005.

                                                        7
                                                    - more -


Exhibit A

                                                 Henry Schein, Inc.
                                                 2007 First Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q1 2007 over Q1 2006
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                4.2%           9.9%           -1.9%          1.1%           17.7%

Acquisitions, net of divestiture                     8.2%           7.0%           13.2%          5.0%            7.0%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    12.4%          16.9%           11.3%          6.1%           24.7%

Foreign Currency Exchange                            2.4%          -0.2%             --           9.0%           -0.1%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             14.8%          16.7%           11.3%         15.1%           24.6%
                                               ============    ===========    ============  =============   ============





FOR:     Henry Schein, Inc.
CONTACT: Steven Paladino
         Executive Vice President and
         Chief Financial Officer
         steven.paladino@henryschein.com
         (631) 843-5500

         Investors:
         Neal Goldner
         Vice President, Investor Relations
         neal.goldner@henryschein.com
         (631) 845-2820

         Media:
         Susan Vassallo
         Vice President, Corporate
         Communications
         susan.vassallo@henryschein.com
         (631) 843-5562

                                                        8
                                                       ###